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                                                          Exhibit (21)(b)


                  SUBSIDIARIES OF CONSUMERS POWER COMPANY
                           at December 31, 1995


                                        Percent Voting
                                         Stock Owned
                                        by Consumers
                                        Power Company       Incorporated
                                        --------------      ------------


Michigan Gas Storage Company*                100              Michigan


 * Subject to regulation by FERC
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